EX-23.2  INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Delta Petroleum Corporation:


We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.



/s/ KPMG LLP
KPMG LLP


Denver, CO
February 5, 2001